BRI OP LIMITED PARTNERSHIP
                               470 Atlantic Avenue
                           Boston, Massachusetts 02210


                               AMENDMENT NO. 1 OF
                              AMENDED AND RESTATED
                              1992 CREDIT AGREEMENT

                               As of March 1, 1996

  THE FIRST NATIONAL BANK OF BOSTON,
    for Itself and as Agent
  100 Federal Street
  Boston, Massachusetts 02110
  Attn:  Real Estate Division

  NATIONSBANK OF TEXAS, N.A.
  901 Main Street
  51st Floor
  Dallas, Texas 75202
  Attn:  Real Estate Loan Administration

  Ladies and Gentlemen:

        BRI OP Limited Partnership, a Delaware limited partnership (the "Borrower"), hereby agrees with each of you as follows:

  1. Reference to Credit Agreement and Definitions. Reference is made to the Amended and Restated 1992 Credit Agreement dated as of November 21, 1995 (the "Credit Agreement"), among the Borrower, Berkshire Realty Company, Inc., certain Guarantors named therein and each of you. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings given to them in the Credit Agreement.

  2. Request for Amendment. The Borrower has advised you that it desires to acquire all of the assets and business of The Berkshire Companies Limited Partnership, a Massachusetts limited partnership ("BCLP"), that relate to certain advisory services and development and rehabilitation services in exchange for units of the Borrower to be issued to BCLP and to terminate the advisory services agreement between the REIT and Berkshire Realty Advisors Limited Partnership, a Massachusetts limited partnership ("BRALP"). Section 12.1(p) of the Credit Agreement provides for an Event of Default in the event that BRALP or another Subsidiary of BCLP shall cease to be the Advisor to the REIT. Accordingly, the Borrower hereby requests that the Credit Agreement be amended to delete section 12.1(p).

  3. Amendment. On the basis of the representations and warranties of the Borrower set forth herein, the Credit Agreement is hereby amended to delete section 12.1(p) in its entirety and replace it with the words "[Intentionally omitted]; or ".

  4. Representations and Warranties. In order to induce you to enter into this Amendment, the Borrower hereby represents and warrants as follows:

        4.1. Contribution Agreement. The Borrower has provided each of you with a draft of the Advisory and Development Services Business Contribution Agreement to be executed and delivered by and among BCLP, the REIT and the Borrower. Such draft is in substantially final form. Without limitation of the foregoing, the consideration to be paid to BCLP under such Agreement shall not exceed 1,300,000 partnership units of the Borrower plus up to $7,200,000 in incentive compensation, as provided therein.

        4.2. Incorporation of Representations. Each of the representations and warranties contained in section 6 of the Credit Agreement is true and correct on the date hereof, except that the Borrower has adopted an employee benefit plan pursuant to section 401(k) of the Code. The Borrower agrees to amend the Credit Agreement in an appropriate manner to reflect the existence of this plan.

  5. Miscellaneous. This Amendment may be executed in any number of counterparts, which together shall constitute one instrument, shall be a Loan Document, shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to the conflict of laws rules of any jurisdiction) and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, including as such successors and assigns all holders of any Obligation.

        If the foregoing corresponds with your understanding of our agreement, please sign this letter and the accompanying copies thereof in the appropriate space below and return the same to the undersigned. This letter shall become a binding agreement among each of you and the Borrower when both the Borrower and you shall have one or more copies hereof executed by the Borrower, each of you and each of the Guarantors listed below.

                                      BRI OP LIMITED PARTNERSHIP

                                      By Berkshire Realty Company, Inc.,
                                         its General Partner


                                      By:______________________________
                                           Name:
                                           Title:

  The foregoing Amendment is
  hereby agreed to.


  THE FIRST NATIONAL BANK OF BOSTON,
    for Itself and as Agent



  By:____________________________
       Name:
       Title:


  NATIONSBANK OF TEXAS, N.A.



  By:____________________________
       Name:
       Title:


  The foregoing Amendment is
  hereby consented to.

  BERKSHIRE REALTY COMPANY, INC.


  By:____________________________

       Name:
       Title:

  BRI TEXAS APARTMENTS LIMITED
     PARTNERSHIP

  By BRI Texas Apartments-II, Inc., its
     General Partner


  By:____________________________
       Name:
       Title:

  BRI RIVER OAKS LIMITED PARTNERSHIP

  By BRI River Oaks-II, Inc., its General
     Partner


  By:____________________________
       Name:
       Title:

  BRI SOUTHWEST APARTMENTS LIMITED
     PARTNERSHIP

  By BRI Southwest Apartments-II, Inc.,
     its General Partner


  By:____________________________
       Name:
       Title:

  BRI GREENTREE CORPORATION


  By:____________________________
       Name:
       Title:

  BRI TEXAS APARTMENTS-II, INC.


  By:____________________________
       Name:
       Title:

  BRI RIVER OAKS-II, INC.


  By:____________________________
       Name:
       Title:

  BRI SOUTHWEST APARTMENTS-II, INC.


  By:____________________________
       Name:
       Title: